Exhibit 99.1

Playtika Holding Corp. Reports Fourth Quarter 2020 Results

Fourth Quarter Revenue Grew 17.5% Year-Over-Year
Full Year 2020 Revenue Grew 25.6% Year-Over-Year
Completed $2.16 billion Initial Public Offering

Herzilya, Israel - February 25, 2021 - Playtika Holding Corp. (NASDAQ: PLTK) today released financial results for its fourth quarter and full-year results for the periods ending December 31, 2020.

Fourth quarter 2020 financial highlights:
•Fourth quarter revenue was $573.5 million compared to $488.2 million in the prior year period.
•Net income was $76 million compared to $30 million in the prior year period due primarily to the flow-through impact of increased revenues
•Adjusted EBITDA, a non-GAAP financial measure defined below, was $210.4 million compared to $169.7 million in the prior year period.
•After giving effect to the proceeds raised in the IPO in January 2021, available liquidity, defined as our Cash and Cash Equivalents as of December 31, 2020, plus our undrawn revolving credit facility, is over $1 billion. On January 15, 2021, subsequent to quarter-end, the Company increased the capacity under its revolving credit facility from $350 million to $550 million.

2020 financial highlights:
•2020 revenue of $2,371.5 million compared to $1,887.6 million in the prior year. Revenue surpassed $2 billion for the first time in 2020.
•Net income was $92.1 million compared to $288.9 million in the prior year.
•Adjusted EBITDA was $941.6 million compared to $712.1 million in the prior year.

“Playtika had an incredible year of growth and achievement in 2020, culminating in our successful public offering in January of 2021,” said Robert Antokol, Chief Executive Officer of Playtika. “Throughout the challenging backdrop of 2020, our people displayed the necessary commitment and teamwork to allow Playtika to continue its mission of providing our customers with infinite ways to play. As evidence of our progress, for the first time our Casual portfolio recorded over $1 billion in annual revenues. Our relentless focus on data and expertise in live operations is the foundation of our success and will continue to provide a competitive advantage as we look forward with optimism to 2021 and beyond.”

“We executed across our entire organization to deliver an impressive set of results for both the fourth quarter and full year 2020,” said Craig Abrahams, President and Chief Financial Officer. “I was especially pleased with our continued industry-leading organic revenue growth, all contributed by games we have operated for many years, which underscores our understanding of how mobile games work and how to operate them successfully. This expertise, combined with our efficient marketing and financial discipline enabled us to generate over $900 million in adjusted EBITDA in 2020.”

Highlights
•Casual portfolio exceeded $1 billion in revenue for the first time
•Bingo Blitz celebrated its 10-year anniversary with record revenue of $443 million, up 38% YoY
•Solitaire Grand Harvest achieved record revenue of $147 million, up 95% YoY
•June’s Journey achieved record revenue of $168 million, up 90% YoY

Financial Outlook
For the full year 2021 the company anticipates revenue of $2.44 billion and Adjusted EBITDA of $920 million.

Conference Call

Playtika management will host a conference call at 5:30 a.m. Pacific Time (8:30 a.m. Eastern Time) today to discuss the company’s results. The conference call can be accessed via the conference numbers below and also via a webcast at https://edge.media-server.com/mmc/p/9f9z5kpy. A replay of the call will be available through the website one hour following the call and will be archived for one year.
•Toll-free dial-in number: 833) 957-2623
•International dial-in number: (661) 407-1623
•Conference ID: 1443938

Summary Operating Results of Playtika Holding Corp.

	Three months ended December 31,		Year ended December 31,
(in millions of dollars, except percentages, Average DPUs, and ARPDAU)	2020	2019	2020	2019
Revenues	$573.5	$488.2	$2,371.5	$1,887.6
Total cost and expenses	$431.2	$394.8	$1,984.3	$1,390.2
Operating income	$142.3	$93.4	$387.2	$497.4
Net income	$76.0	$30.0	$92.1	$288.9
Adjusted EBITDA	$210.4	$169.7	$941.6	$712.1
Net income margin	13.3%	6.1%	3.9%	15.3%
Adjusted EBITDA margin	36.7%	34.8%	39.7%	37.7%

Non-financial performance metrics
Average DAUs	10.5	11.1	11.2	10.2
Average DPUs (in thousands)	272	247	285	218
Average Daily Payer Conversion	2.6%	2.2%	2.6%	2.1%
ARPDAU	$0.59	$0.48	$0.58	$0.51
Average MAUs	31.2	35.7	34.2	33.3

About Playtika Holding Corp.

Playtika Holding Corp. is a leading mobile gaming company and monetization platform with over 35 million monthly active users across a portfolio of games titles. Founded in 2010, Playtika was among the first to offer free-to-play social games on social networks and, shortly after, on mobile platforms. Headquartered in Herzliya, Israel, and guided by a mission to entertain the world through infinite ways to play, Playtika has over 3,700 employees in 19 offices worldwide including Tel-Aviv, London, Berlin, Vienna, Helsinki, Montreal, Chicago, Las Vegas, Santa Monica, Newport Beach, Sydney, Kiev, Bucharest, Minsk, Dnepr, and Vinnytsia.

Forward Looking Information

In this press release, we make “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Further, statements that include words such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "present," "preserve," "project," "pursue," "will," or "would," or the negative of these words or other words or expressions of similar meaning may identify forward-looking statements.

Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include without limitation:

•our reliance on third-party platforms, such as the iOS App Store, Facebook, and Google Play Store, to distribute our games and collect revenues, and the risk that such platforms may adversely change their policies;
•our reliance on a limited number of games to generate the majority of our revenue;
•our reliance on a small percentage of total users to generate a majority of our revenue;
•our free-to-play business model, and the value of virtual items sold in our games, is highly dependent on how we manage the game revenues and pricing models;
•our inability to complete acquisitions and integrate any acquired businesses successfully could limit our growth or disrupt our plans and operations;
•we may be unable to successfully develop new games;
•our ability to compete in a highly competitive industry with low barriers to entry;
•we have significant indebtedness and are subject to the obligations and restrictive covenants under our debt instruments;
•the impact of the COVID-19 pandemic on our business and the economy as a whole;
•our controlled company status;
•legal or regulatory restrictions or proceedings could adversely impact our business and limit the growth of our operations;
•risks related to our international operations and ownership, including our significant operations in Israel and Belarus and the fact that our controlling stockholder is a Chinese-owned company;
•our reliance on key personnel;
•security breaches or other disruptions could compromise our information or our players’ information and expose us to liability; and
•our inability to protect our intellectual property and proprietary information could adversely impact our business.

Additional factors that may cause future events and actual results, financial or otherwise, to differ, potentially materially, from those discussed in or implied by the forward-looking statements include the risks and uncertainties discussed in our filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur, and reported results should not be considered as an indication of future performance. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

Except as required by law, we undertake no obligation to update any forward-looking statements for any reason to conform these statements to actual results or to changes in our expectations.

PLAYTIKA HOLDING CORP.
CONSOLIDATED BALANCE SHEETS
(In millions, except for per share data)

	December 31,
	2020	2019
ASSETS
Current assets
Cash and cash equivalents	$520.1	$266.8
Restricted cash	3.5	5.2
Accounts receivable	129.3	125.7
Prepaid expenses and other current assets	101.6	79.4
Total current assets	754.5	477.1
Property and equipment, net	98.5	82.8
Operating lease right of use assets	73.4	58.0
Intangible assets other than goodwill, net	327.7	356.7
Goodwill	484.8	474.2
Deferred tax assets, net	28.5	28.2
Other non-current assets	8.8	3.3
Total assets	$1,776.2	$1,480.3

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
Current maturities of long-term debt	$104.6	$137.6
Accounts payable	34.6	54.1
Operating lease liabilities, current	16.4	10.5
Accrued expenses and other current liabilities	484.8	351.7
Total current liabilities	640.4	553.9
Long-term debt	2,209.8	2,319.8
Employee related benefits	16.1	70.2
Operating lease liabilities, long-term	67.0	52.4
Deferred tax liabilities, net	86.4	99.5
Total liabilities	3,019.7	3,095.8
Commitments and contingencies
Stockholders' equity (deficit)
Common stock of US $0.01 par value: 400.0 shares authorized; 391.1 and 378.0 shares issued and outstanding as of December 31, 2020 and 2019, respectively	3.9	3.8
Additional paid-in capital	462.3	202.1
Accumulated other comprehensive loss	16.7	(2.9)
Accumulated deficit	(1,726.4)	(1,818.5)
Total stockholders' deficit	(1,243.5)	(1,615.5)
Total liabilities and stockholders’ equity (deficit)	$1,776.2	$1,480.3

PLAYTIKA HOLDING CORP.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In millions, except for per share data)

	Three months ended December 31,		Year ended December 31,
	2020	2019	2020	2019
Revenues	$573.5	$488.2	$2,371.5	$1,887.6
Costs and expenses
Cost of revenue	173.5	150.6	712.2	566.3
Research and development expenses	76.8	60.8	268.9	210.5
Sales and marketing expenses	134.2	110.2	502.0	413.7
General and administrative expenses	46.7	73.2	501.2	199.7
Total costs and expenses	431.2	394.8	1,984.3	1,390.2
Income from operations	142.3	93.4	387.2	497.4
Interest expense and other, net	43.7	40.5	192.8	61.1
Income before income taxes	98.6	52.9	194.4	436.3
Provision for income taxes	22.6	22.9	102.3	147.4
Net income	76.0	30.0	92.1	288.9
Other comprehensive income (loss)
Foreign currency translation	10.7	3.8	19.6	(3.2)
Total other comprehensive income (loss)	10.7	3.8	19.6	(3.2)
Comprehensive income	$86.7	$33.8	$111.7	$285.7

Net income per share attributable to common stockholders, basic	$0.19	$0.08	$0.24	$0.76
Net income per share attributable to common stockholders, diluted	$0.19	$0.08	$0.24	$0.76
Weighted-average shares used in computing net income per share attributable to common stockholders, basic	391.1	378.0	384.7	378.0
Weighted-average shares used in computing net income per share attributable to common stockholders, diluted	392.0	378.0	384.7	378.0

Non-GAAP Financial Measures

Adjusted EBITDA is a non-GAAP financial measure and should not be construed as an alternative to net income as an indicator of operating performance, nor as an alternative to cash flow provided by operating activities as a measure of liquidity, or any other performance measure in each case as determined in accordance with GAAP.

Below is a reconciliation of net income, the closest GAAP financial measure, to Adjusted EBITDA. We define Adjusted EBITDA as net income before (i) interest expense, (ii) interest income, (iii) provision for income taxes, (iv) depreciation and amortization expense, (v) stock-based compensation, (vi) legal settlements, (vii) contingent consideration, (viii) acquisition and related expenses, (ix) long-term compensation plan, (x) M&A related retention payments, and (xi) certain other items, including impairments. We calculate Adjusted EBITDA Margin as Adjusted EBITDA divided by revenues.

We supplementally present Adjusted EBITDA and Adjusted EBITDA Margin because they are key operating measures used by our management to assess our financial performance. Adjusted EBITDA adjusts for items that we believe do not reflect the ongoing operating performance of our business, such as certain noncash items, unusual or infrequent items or items that change from period to period without any material relevance to our operating performance. Management believes Adjusted EBITDA and Adjusted EBITDA Margin are useful to investors and analysts in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate and capital investments. Management uses Adjusted EBITDA and Adjusted EBITDA Margin to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, and to compare our performance against other peer companies using similar measures. We evaluate Adjusted EBITDA and Adjusted EBITDA Margin in conjunction with our results according to GAAP because we believe they provide investors and analysts a more complete understanding of factors and trends affecting our business than GAAP measures alone. Adjusted EBITDA and Adjusted EBITDA Margin should not be considered as alternatives to net income as a measure of financial performance, or any other performance measure derived in accordance with GAAP.

Adjusted EBITDA and Adjusted EBITDA Margin as calculated herein may not be comparable to similarly titled measures reported by other companies within the industry and are not determined in accordance with GAAP. Our presentation of Adjusted EBITDA and Adjusted EBITDA Margin should not be construed as an inference that our future results will be unaffected by unusual or unexpected items.

RECONCILIATION OF NET INCOME AT ADJUSTED EBITDA

	Three months ended December 31,		Year ended December 31,
(In millions)	2020	2019	2020	2019
Net income	$76.0	$30.0	$92.1	$288.9
Provision for income taxes	22.6	22.9	102.3	147.4
Interest expense and other, net	43.7	40.5	192.8	61.1
Depreciation and amortization	34.2	22.8	119.2	73.0
EBITDA	176.5	116.2	506.4	570.4
Share-based compensation(1)	11.2	—	276.0	—
Legal settlement(2)	—	—	37.6	—
Acquisition and related expenses(3)	1.4	33.2	31.4	57.1
One-time items, including impairment(4)	4.0	—	7.5	(6.5)
Long-term cash compensation(5)	16.3	17.1	67.6	72.7
M&A related retention payments(6)	1.0	3.2	15.1	18.4
Adjusted EBITDA	$210.4	$169.7	$941.6	$712.1
Net income margin	13.3%	6.1%	3.9%	15.3%
Adjusted EBITDA margin	36.7%	34.8%	39.7%	37.7%
_________

(1)    Reflects, for the three months and year ended December 31, 2020, stock-based compensation expense related to the issuance of certain equity awards to members of management.
(2)    Reflects a legal settlement expense of $37.6 million for the year ended December 31, 2020.
(3)    Includes (i) contingent consideration payments with respect to our acquisitions of Seriously Holding Corp. and Supertreat GmbH in 2019, and (ii) third-party fees for actual or planned acquisitions, including related legal, consulting and other expenditures.
(4)    Primarily reflects business optimization expenses for the three months and year ended December 31, 2020, and income from an early termination of a license agreement during the year ended December 31, 2019.
(5)    Includes expenses recognized for grants of annual cash awards to employees pursuant to our Retention Plans, which awards are incremental to salary and bonus payments, and which plans expire in 2024.
(6)    Includes retention awards to key individuals associated with acquired companies as an incentive to retain those individuals on a long-term basis.

Contacts

Investor Relations	Press Contact
Playtika	The OutCast Agency
David Niederman	Angela Allison
davidni@playtika.com	playtika@theoutcastagency.com